UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

November 25, 2024

Date of Report (Date of earliest event reported)

LENNAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5505 Waterford District Drive, Miami, Florida 33126

(Address of principal executive offices) (Zip Code)

(305) 559-4000

(Registrant’s telephone number, including area code)

Not applicable

(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $.10	LEN	New York Stock Exchange
Class B Common Stock, par value $.10	LEN.B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 25, 2024, Lennar Corporation (the “Company”) amended and restated the credit agreement governing its unsecured revolving credit facility (the “Credit Facility”) to, among other things, increase the lenders’ commitments to $2.875 billion until May 2027 when this amount will be reduced to $2.650 billion until final maturity in November 2029. The Credit Facility has a $625 million accordion feature, subject to additional commitments. Accordingly, the maximum potential borrowing capacity can be increased to $3.5 billion.

The Ninth Amended and Restated Credit Agreement (the “Credit Agreement”) is among the Company, as borrower, JPMorgan Chase Bank, N.A., BofA Securities, Inc. and Mizuho Bank, Ltd., as joint bookrunners, the several lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent. The Credit Facility consists of a revolving loan under which amounts may be borrowed, repaid and redrawn. The proceeds available under the Credit Facility may be used for working capital and general corporate purposes.

In connection with the Credit Agreement, certain of the Company’s wholly owned subsidiaries, which are primarily homebuilding subsidiaries, entered into a Ninth Amended and Restated Guarantee Agreement (the “Guarantee Agreement”), dated as of November 25, 2024, pursuant to which those subsidiaries guarantee the Company’s obligations under the Credit Agreement. The foregoing descriptions of the Credit Agreement and the Guarantee Agreement do not purport to be complete and are qualified in their entirety by reference to the full and complete terms contained in the Credit Agreement and the Guarantee Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated by reference into this Item 1.01.

The Company and certain of its affiliates from time to time enter into commercial financial arrangements with almost all the lenders under the Credit Facility and/or their respective affiliates, and affiliates of certain of the lenders provide financial, advisory, investment banking and other services to the Company and its affiliates. In addition, affiliates of certain of the lenders serve as underwriters of the Company’s issuances of senior notes.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description of Document

10.1	Ninth Amended and Restated Credit Agreement, dated as of November 25, 2024, among Lennar Corporation, as borrower, JPMorgan Chase Bank, N.A., as issuing lender and administrative agent, the several lenders from time to time parties thereto, and the other parties and agents thereto.

10.2	Ninth Amended and Restated Guarantee Agreement, dated as of November 25, 2024, among certain of Lennar Corporation’s subsidiaries in favor of the guaranteed parties referred to therein.

104	Cover Page Interactive Data File—the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2024	Lennar Corporation

	By:	/s/ Diane Bessette
	Name:	Diane Bessette
	Title:	Vice President and Chief Financial Officer